H. C. WAINWRIGHT & CO., INC.
                             INVESTMENTS SINCE 1868
Exhibit 10.32
 245 Park Avenue                                             Tel. (212) 856-5700
    44th Floor                                                    (800) 729-3940
New York, NY 10167                                           Fax. (212) 856-5750


February 11, 2004


Philip M. Cohen
President & Chief Executive Officer
PetCare Television Network, Inc.
8406 Benjamin Road, Suite C
Tampa, FL 33634


Dear Mr. Cohen:

Pursuant to the engagement letter ("Agreement") signed on February 4, 2004 between PetCare Television Network, Inc. ("PetCare" or the "Company") and H.C. Wainwright & Co., Inc. ("HCW"), PetCare and HCW hereby agree to amend Section 2 of the Agreement with respect to HCW's "Cash Fee". The Company hereby desires and HCW hereby agrees to substitute the non-refundable retainer fee of 50,000 common stock purchase warrants with a non-refundable cash retainer fee of $12,500. The Company shall pay the retainer fee, at the option of HCW, in cash or issue 50,000 shares of the Company's common stock to resolve the obligation. The remainder of the Agreement shall remain unchanged.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to HCW the enclosed duplicate copy of this Amendment.

                                    Very truly yours,

                                    H.C. Wainwright & Co., Inc.



                                    By: /s/John Clarke
                                        -----------------------------
                                    Name:  John Clarke
                                    Title: President


Accepted and agreed to as of the date first written above

PetCare Television Network, Inc.



By: /s/Philip M. Cohen
    --------------------------------------
Name:  Philip M. Cohen
Title: President & Chief Executive Officer